Consent of Independent Registered Public Accounting Firm
______________________________________________________________________


The board and shareholders
RiverSource Large Cap Series, Inc.
         RiverSource Disciplined Equity Fund
         RiverSource Growth Fund
         RiverSource Large Cap Equity Fund
         RiverSource Large Cap Value Fund


We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement incorporated herein by reference.





/s/ KPMG LLP
--------------------------------
    KPMG LLP


Minneapolis, Minnesota
November 14, 2006